Exhibit 23.1
[The following text appears as letterhead:

KPMG Peat Marwick LLP
1000 First Interstate Center
401 N. 31st Street
P.O. Box 7108
Billings, MT 59103]




                          Independent Accountants' Consent
                          --------------------------------


The Board of Directors and Stockholders
Powerhouse Technologies, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Powerhouse Technologies, Inc. (formerly Video Lottery Technologies, Inc.) 1991 Employee Stock Purchase Plan of our report dated February 28, 1997 with respect to the consolidated balance sheets of Video Lottery Technologies, Inc. and subsidiaries, as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the Form 10-K of Video Lottery Technologies, Inc. dated March 27, 1997.


/s/ KPMG Peat Marwick LLP
-------------------------
Billings, Montana
January 15, 1998


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